Exhibit 99.1

U.S. Energy Corp. Announces Pricing of Underwritten Public Offering

Of Common Stock

HOUSTON, Texas, January 22, 2025 — U.S. Energy Corp. (NASDAQ: USEG, “U.S. Energy” or the “Company”) today announced the pricing of its underwritten public offering of 4,236,000 shares of its common stock, par value $0.01 per share (“Class A common stock”), at a public offering price of $2.65 per share, for total net proceeds, after underwriting commissions, of approximately $10.5 million. Additionally, the Company has granted the underwriters an overallotment of 635,400 shares, if exercised will be additional gross proceeds of $1,683,810, for total gross proceeds of approximately $13 million.

The offering is expected to close on January 23, 2025, subject to customary closing conditions.

U.S. Energy plans to use the net proceeds of the offering to fund growth capital for its industrial gas development project, including new industrial gas wells and processing plant and equipment, and to support upcoming operations. In the event the underwriters exercise any portion of the over-allotment, the additional proceeds received by the Company may be utilized to purchase shares of common stock from Sage Road Capital, LLC, a related party, or its affiliates at a price equal to the net offering price received by the Company.

Roth Capital Partners is acting as sole book-running manager for the offering. Johnson Rice & Company and D. Boral Capital are acting as co-managers for the offering.

The offering is being made pursuant to a shelf registration statement on Form S-3, including a base prospectus, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) and became effective on September 15, 2022. The preliminary prospectus supplement, and accompanying base prospectus, relating to the offering, and a final prospectus supplement, when available, will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement, and accompanying base prospectus, relating to the offering, and the final prospectus supplement, when available, may be obtained by sending a request to: Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, (800) 678-9147, email at rothecm@roth.com., or by accessing the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the shares of common stock or any other securities, nor shall there be any sale of such shares of common stock or any other securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

ABOUT U.S. ENERGY CORP.

We are a growth company focused on consolidating high-quality assets in the United States with the potential to optimize production and generate free cash flow through low-risk development while maintaining an attractive shareholder returns program. We are committed to being a leader in reducing our carbon footprint in the areas in which we operate. More information about U.S. Energy Corp. can be found at www.usnrg.com.

INVESTOR RELATIONS CONTACT

Mason McGuire

IR@usnrg.com

(303) 993-3200

www.usnrg.com

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation: (1) the size, timing and completion of the offering, as well as the expected use of proceeds related thereto, including, but not limited to the repurchase of certain shares of common stock in the event the over-allotment option is exercised; (2) the ability of the Company to grow and manage growth profitably and retain its key employees; (3) risks associated with the integration of recently acquired assets; (4) the Company’s ability to comply with the terms of its senior credit facilities; (5) the ability of the Company to retain and hire key personnel; (6) the business, economic and political conditions in the markets in which the Company operates; (7) the volatility of oil and natural gas prices; (8) the Company’s success in discovering, estimating, developing and replacing oil, natural gas and helium reserves; (9) risks of the Company’s operations not being profitable or generating sufficient cash flow to meet its obligations; (10) risks relating to the future price of oil, natural gas, NGLs and helium; (11) risks related to the status and availability of oil, natural gas and helium gathering, transportation, and storage facilities; (12) risks related to changes in the legal and regulatory environment governing the oil, gas and helium industry, and new or amended environmental legislation and regulatory initiatives; (13) risks relating to crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries; (14) technological advancements; (15) changing economic, regulatory and political environments in the markets in which the Company operates; (16) general domestic and international economic, market and political conditions, including the military conflict between Russia and Ukraine and the global response to such conflict; (17) actions of competitors or regulators; (18) the potential disruption or interruption of the Company’s operations due to war, accidents, political events, severe weather, cyber threats, terrorist acts, or other natural or human causes beyond the Company’s control; (19) pandemics, governmental responses thereto, economic downturns and possible recessions caused thereby; (20) inflationary risks and recent changes in inflation and interest rates, and the risks of recessions and economic downturns caused thereby or by efforts to reduce inflation; (21) risks related to military conflicts in oil producing countries; (22) changes in economic conditions; limitations in the availability of, and costs of, supplies, materials, contractors and services that may delay the drilling or completion of wells or make such wells more expensive; (23) the amount and timing of future development costs; (24) the availability and demand for alternative energy sources; (25) regulatory changes, including those related to carbon dioxide and greenhouse gas emissions; (26) uncertainties inherent in estimating quantities of oil, natural gas and helium reserves and projecting future rates of production and timing of development activities; (27) risks relating to the lack of capital available on acceptable terms to finance the Company’s continued growth, potential future sales of debt or equity and dilution caused thereby; (28) the review and evaluation of potential strategic transactions and their impact on stockholder value and the process by which the Company engages in evaluation of strategic transactions; and (29) other risk factors included from time to time in documents U.S. Energy files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, and future annual reports and quarterly reports. These reports and filings are available at www.sec.gov. Unknown or unpredictable factors also could have material adverse effects on the Company’s future results.